Exhibit 99
                                       to
                                    Form 10-Q
                                       of
                           Protective Life Corporation
                               for the nine months
                            Ended September 30, 1997


                   Safe Harbor for Forward-Looking Statements


         The Private Securities Litigation Reform Act of 1995 (the "Act") encourages companies to make "forward-looking statements" by creating a safe harbor to protect the companies from securities law liability in connection with forward-looking statements. Forward-looking statements can be identified by use of words such as "expect," "estimate," "project, " budget," "forecast," "anticipate," "plan," and similar expressions. Protective Life Corporation (the "Company") intends to qualify both its written and oral forward-looking statements for protection under the Act.

         To qualify oral forward-looking statements for protection under the Act, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company provides the following information to qualify forward-looking statements for the safe harbor protection of the Act.

         The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings, and other factors. Certain known trends and uncertainties which may affect future results of the Company are discussed more fully below.

         MATURE INDUSTRY; COMPETITION. Life and health insurance is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Life and health insurance is a highly competitive industry and the Company's Divisions encounter significant competition in all their respective lines of business from other insurance companies, many of which have greater financial resources than the Company, as well as competition from other providers of financial services.

         Management believes that the Company's ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of strong claims-paying and financial strength ratings from rating agencies.

         The Company competes against other insurance companies and financial institutions in the origination of commercial mortgage loans.


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         RATINGS. Ratings are an important factor in the competitive position of life insurance companies. Rating organizations periodically review the financial performance and condition of insurers, including the Company's insurance subsidiaries. A downgrade in the ratings of the Company's life insurance subsidiaries could adversely affect its ability to sell its products and its ability to compete for attractive acquisition opportunities.

         Rating organizations assign ratings based upon several factors. While most of the considered factors relate to the rated company, some of the factors relate to general economic conditions and circumstances outside the rated company's control.

         Rating downgrades have exceeded upgrades for the past several years, and public pronouncements by the rating agencies indicate that this trend is expected to continue for the near future.

     POLICY CLAIMS FLUCTUATIONS. The Company's results may fluctuate from year to year on account of fluctuations in policy claims received by the Company.

         LIQUIDITY AND INVESTMENT PORTFOLIO. Many of the products offered by the Company's life insurance subsidiaries allow policyholders and contractholders to withdraw their funds under defined circumstances. The Company's life insurance subsidiaries design products and configure investment portfolios so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities. Asset/liability management programs and procedures are used to monitor the relative duration of the Company's assets and liabilities. While the Company's life insurance subsidiaries own a significant amount of liquid assets, many of their assets are relatively illiquid. Significant unanticipated withdrawal or surrender activity could, under some circumstances, compel the Company's life insurance subsidiaries to dispose of illiquid assets on unfavorable terms, which could have a material adverse effect on the Company.

         INTEREST RATE FLUCTUATIONS. Significant changes in interest rates expose life insurance companies to the risk of not earning anticipated spreads between the interest rate earned on investments and the interest rate credited to its life insurance and investment products. Both rising and declining interest rates can negatively affect the Company's spread income. For example, certain of the Company's insurance and investment products guarantee a minimum credited interest rate. While the Company develops and maintains asset/liability management programs and procedures designed to preserve spread income in rising or falling interest rate environments, no assurance can be given that significant changes in interest rates will not materially affect such spreads.

         Lower interest rates may result in lower sales of the Company's life insurance and investment products.

         INVESTMENT RISKS. The Company's invested assets are subject to inherent risks of defaults and changes in market values. The value of the Company's commercial mortgage portfolio depends in part on the financial condition of the tenants occupying the properties on which the Company has made loans. Factors that may affect the overall default rate on, and


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market value of, the  Company's  invested  assets  include the level of interest rates, performance of the financial markets, and general economic conditions, as
well  as  particular   circumstances  affecting  the  businesses  of  individual
borrowers and tenants.

         CONTINUING SUCCESS OF ACQUISITION STRATEGY. The Company has actively pursued a strategy of acquiring blocks of insurance policies. This acquisition strategy has increased the Company's earnings in part by allowing the Company to position itself to realize certain operating efficiencies associated with
economies  of  scale.  There  can  be  no  assurance,   however,  that  suitable
acquisitions, presenting opportunities for continued growth and operating efficiencies, will continue to be available to the Company, or that the Company will realize the anticipated financial results from its acquisitions.

         REGULATION AND TAXATION. The Company's insurance subsidiaries are subject to government regulation in each of the states in which they conduct
business.   Such   regulation   is  vested  in  state   agencies   having  broad
administrative power dealing with all aspects of the insurance business including premium rates, benefits, marketing practices, advertising, policy forms, underwriting standards, and capital adequacy, and is concerned primarily with the protection of policyholders rather than stockholders. The Company cannot predict the form of any future regulatory initiatives.

         Under the Internal Revenue Code of 1986, as amended (the Code), income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of the Company's products a competitive advantage over other non-insurance products. To the extent that the Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including the Company's subsidiaries, would be adversely affected.

         The Company cannot predict what future initiatives the President or Congress may propose which may affect the life and health insurance industry and the Company.

         LITIGATION. A number of civil jury verdicts have been returned against life and health insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments against the insurer that are disproportionate to the actual damages, including material amounts of punitive damages. In some states (including Alabama), juries have substantial discretion in awarding punitive damages which creates the potential for unpredictable material adverse judgments in any given punitive damages suit. The Company and its subsidiaries, like other life and health insurers, in the ordinary course of business, are involved in such litigation. The outcome of any such litigation cannot be predicted with certainty. In addition, in some lawsuits involving insurers' sales practices, insurers have made material settlement payments to end litigation.

     RELIANCE UPON THE PERFORMANCE OF OTHERS. The Company has entered into various ventures involving other parties. Examples include, but are not limited to: many of the Company's products are sold through independent distribution channels; the Investment Products

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Division's   variable   annuity  deposits  are  invested  in  funds  managed  by
unaffiliated investment managers; a portion of the sales in the Financial Institutions, Dental and Consumer Benefits, and Individual Life Divisions comes from arrangements with unrelated marketing organizations; and the Company has entered the Hong Kong insurance market in a joint venture with the Lippo Group. Therefore the Company's results may be affected by the performance of others.

         REINSURANCE. As is customary in the insurance industry, the Company's insurance subsidiaries cede insurance to other insurance companies. However, the ceding insurance company remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it. Additionally, the Company assumes policies of other insurers. Any regulatory or other adverse development affecting the ceding insurer could also have an adverse effect on the Company.

         Forward-looking statements express expectations of future events and/or results. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, investors are urged not to place undue reliance on forward-looking statements. In addition, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.